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                                                                      EXHIBIT 11
                                KMART CORPORATION
                INFORMATION ON COMPUTATION OF EARNINGS PER SHARE

($ Millions, except per share data)                                                              Fiscal Year Ended
                                                                                    ----------------------------------------------
                                                                                     January 31,     January 26,    January 27,
                                                                                        2001            2000             1999
                                                                                    -------------   ------------   -------------
I.  Basic earnings per common share:

            Net income (loss) from continuing operations                             $      (244)    $      633     $       518
            Add: Discount on redemption of preferred securities, net                          10              -               -
                                                                                    -------------   ------------   -------------
       (a)  Net income (loss) from continuing operations available
              to common shareholders                                                        (234)           633             518
       (b)  Discontinued operations, net of income taxes                                       -           (230)              -
       (c)  Gain (loss) on disposal of discontinued operations, net of income tax              -              -               -
                                                                                    -------------   ------------      ----------
       (d)  Net income (loss) available to common shareholders (1)                   $      (234)    $      403     $       518
                                                                                    =============   ============   =============

       (e)  Basic weighted average common shares outstanding                               482.8          491.7           492.1
                                                                                    =============   ============   =============

      Basic earnings (loss) per common share:
            Net income (loss) from continuing operations available
              to common shareholders (a)/(e)                                         $     (0.48)    $     1.29     $      1.05
            Discontinued operations, net of income taxes (b)/(e)                               -          (0.47)              -
            Gain (loss) on disposal of discontinued operations, net of income tax
              (c)/(e)                                                                          -              -               -
                                                                                    -------------   ------------      ----------
            Net income (loss) available to common shareholders (d)/(e)               $     (0.48)    $     0.82     $      1.05
                                                                                    =============   ============   =============

(1) Adjusted net income (loss) included an after tax provision of $463 million or $0.95 per share for fiscal 2000 for a one time strategic actions charge, and $13 million or $0.03 per share for fiscal 1998 and $81 million or $0.17 per share for fiscal 1997 related to non-recurring charges for voluntary early retirement programs.


II. Diluted earnings per common share:

            Net income (loss) from continuing operations available
              to common shareholders                                                 $      (234)    $      633     $       518
            Add:  Dividends on outstanding trust convertible preferred
                    securities, net                                                           46             50              50
                                                                                    -------------   ------------   -------------
       (f)  Adjusted income (loss) from continuing operations available to common
            shareholders                                                                    (188)           683             568
       (g)  Discontinued operations, net of income taxes                                       -           (230)              -
       (h)  Gain (loss) on disposal of discontinued operations, net of income tax              -              -               -
                                                                                    -------------   ------------   -------------
       (i)  Adjusted net income (loss) available to common shareholders (1)          $      (188)    $      453     $       568
                                                                                    =============   ============   =============

            Basic weighted average common shares outstanding                               482.8          491.7           492.1
            Weighted average of outstanding trust convertible preferred securities          59.9           66.7            66.7
            Weighted average of redeemed trust convertible preferred securities              1.0              -               -
            Dilutive effect of stock options                                                 0.3            3.3             6.1
            Dilutive effect of written put options                                           0.2              -               -
                                                                                    -------------   ------------   -------------
       (j)  Diluted weighted average common shares outstanding                             544.2          561.7           564.9
                                                                                    =============   ============   =============

      Diluted earnings (loss) per common share:
            Adjusted net income (loss) from continuing operations available
              to common shareholders (f)/(j)                                         $     (0.35)    $     1.22     $      1.01
            Discontinued operations (g)/(j)                                                    -          (0.41)              -
            Gain (loss) on disposal of discontinued operations, net of income tax
              (h)/(j)                                                                          -              -               -
                                                                                    -------------   ------------      ----------
            Adjusted net income (loss) available to common shareholders (i)/(j)      $     (0.35)    $     0.81     $      1.01
                                                                                    =============   ============   =============
                                                                                          (2)


($ Millions, except per share data)                                                      Fiscal Year Ended
                                                                                   -----------------------------
                                                                                    January 28,     January 29,
                                                                                        1998            1997
                                                                                   --------------  -------------
I.  Basic earnings per common share:

            Net income (loss) from continuing operations                            $        249    $       231
            Add: Discount on redemption of preferred securities, net                           -              -
                                                                                   --------------  -------------
       (a)  Net income (loss) from continuing operations available
              to common shareholders                                                         249            231
       (b)  Discontinued operations, net of income taxes                                       -             (5)
       (c)  Gain (loss) on disposal of discontinued operations, net of income tax              -           (446)
                                                                                   --------------  -------------
       (d)  Net income (loss) available to common shareholders (1)                  $        249    $      (220)
                                                                                   ==============  =============

       (e)  Basic weighted average common shares outstanding                               487.1          483.6
                                                                                   ==============  =============

      Basic earnings (loss) per common share:
            Net income (loss) from continuing operations available
              to common shareholders (a)/(e)                                        $       0.51    $      0.48
            Discontinued operations, net of income taxes (b)/(e)                               -          (0.01)
            Gain (loss) on disposal of discontinued operations, net of income tax
              (c)/(e)                                                                          -          (0.92)
                                                                                   --------------  -------------
            Net income (loss) available to common shareholders (d)/(e)              $       0.51    $     (0.45)
                                                                                   ==============  =============

(1) Adjusted net income (loss) included an after tax provision of $463 million or $0.95 per share for fiscal 2000 for a one time strategic actions charge, and $13 million or $0.03 per share for fiscal 1998 and $81 million or $0.17 per share for fiscal 1997 related to non-recurring charges for voluntary early retirement programs.


II. Diluted earnings per common share:

            Net income (loss) from continuing operations available
              to common shareholders                                                $        249    $       231
            Add:  Dividends on outstanding trust convertible preferred
                    securities, net                                                           49             31
                                                                                   --------------  -------------
       (f)  Adjusted income (loss) from continuing operations available to common
            shareholders                                                                     298            262
       (g)  Discontinued operations, net of income taxes                                       -             (5)
       (h)  Gain (loss) on disposal of discontinued operations, net of income tax              -           (446)
                                                                                   --------------  -------------
       (i)  Adjusted net income (loss) available to common shareholders (1)         $        298    $      (189)
                                                                                   ==============  =============

            Basic weighted average common shares outstanding                               487.1          483.6
            Weighted average of outstanding trust convertible preferred securities          66.7           41.4
            Weighted average of redeemed trust convertible preferred securities                -              -
            Dilutive effect of stock options                                                 4.6            2.5
            Dilutive effect of written put options                                             -              -
                                                                                   --------------  -------------
       (j)  Diluted weighted average common shares outstanding                             558.4          527.5
                                                                                   ==============  =============

      Diluted earnings (loss) per common share:
            Adjusted net income (loss) from continuing operations available
              to common shareholders (f)/(j)                                        $       0.53    $      0.50
            Discontinued operations (g)/(j)                                                    -          (0.01)
            Gain (loss) on disposal of discontinued operations, net of income tax
              (h)/(j)                                                                          -          (0.85)
                                                                                   --------------  -------------
            Adjusted net income (loss) available to common shareholders (i)/(j)     $       0.53    $     (0.36)
                                                                                   ==============  =============
                                                                                          (2)            (2)


(1) Adjusted net income (loss) included an after tax provision of $463 million or $0.86 per share for fiscal 2000 for a one time strategic actions charge, and $13 million or $0.02 per share for fiscal 1998 and $81 million or $0.15 per share for fiscal 1997 related to non-recurring charges for voluntary early retirement programs.

(2) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 13 of SFAS 128 because it produces an anti-dilutive result.